UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

CNL Macquarie Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 20, 2011, through a wholly-owned subsidiary formed for this purpose, CNL Macquarie Global Growth Trust, Inc. entered into a joint venture agreement (“Joint Venture Agreement”) with WF Invest Long Point, LLC, a Delaware limited liability company (“Woodfield”), and formed a joint venture (“Joint Venture”) which acquired a fee simple interest in a parcel of land located within a planned development in Mount Pleasant, South Carolina, a submarket of Charleston (the “Property”). The Joint Venture intends to construct and operate a 258 unit Class A garden-style apartment community on the approximately 32 acre Property (the “Project”).

Woodfield’s parent company, Woodfield Investments, LLC, a Virginia limited liability company (“Woodfield Parent”), contracted to purchase the Property from Redus SC Land, LLC, a Delaware limited liability company, who is not affiliated with us. The Woodfield Parent assigned the purchase and sale agreement to the Joint Venture. The purchase price for the Property was $3,432,000, inclusive of a $150,000 earnest money deposit.

Pursuant to the Joint Venture Agreement, in connection with the closing on the purchase of the Property, we acquired a 95% interest in the Joint Venture for a capital contribution of approximately $6,789,000, of which approximately $4 million was contributed at the time of the closing of the Property. We are required to fund the remaining capital contribution during the development period. Woodfield acquired the remaining interest in the Joint Venture through contributions of certain future development fees and construction management fees in the aggregate amount of approximately $357,000. Generally, operating cash flow will be distributed to the members on a pro rata basis. In a capital event, such as a sale of the Property, proceeds will be distributed pro rata until invested capital in returned, and thereafter Woodfield will receive a disproportionate share of any sale proceeds at varying levels based on our having received certain minimum threshold returns. We share major decisions with Woodfield.

The purchase of the Property and related closing costs as well as certain expenses, fees and pre-development costs were funded by the Joint Venture from our initial capital contribution described above. Certain development costs will be funded by the Joint Venture from our future capital contributions. Additional development costs and the construction of the Project will be funded by a construction loan from Wells Fargo Bank, N.A. in the aggregate principal amount of approximately $21.4 million. The loan is secured by the Property and all improvements on the Property. The loan bears interest at a LIBOR rate, adjusted monthly, but not less than 3.250% per annum and will mature on May 20, 2014. The Joint Venture will be required to make interest only payments each month until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. The Joint Venture will have two options to extend the loan for additional periods of one year each, and if the first option is exercised, commencing June 1, 2014, the outstanding principal together with interest will be payable in equal monthly installments calculated based on a 30-year amortization. The loan may be prepaid in full, but not in part, anytime upon written notice to the lender, without payment of any prepayment premium.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, as well as customary events of default, all as set forth in the loan documents. The loan is recourse to the Joint Venture. Principals of the Woodfield Parent have guaranteed the full amount of the loan and completion of the Project.

In connection with our investment in the Property, we will pay our advisor an investment services fee of approximately $450,000, which is equal to 1.85% of our proportionate share of the purchase price of the Property and budgeted development and construction costs relating to the Property. Upon completion of the Project, the advisor will determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the investment services fee was initially based, the advisor will pay or invoice us for 1.85% of the budget variance such that the investment services fee is ultimately 1.85% of the amounts expended on such development and construction.

Once completed, the Project will be managed by our property manager, CNL Macquarie Global Growth Managers, LLC, through a sub-property management agreement with CNL Global Growth Managers, LLC (the “CNL Property Manager”). However, it is contemplated that the CNL Property Manager will contract with a national property management firm that specializes in the management of multifamily properties.

The Woodfield Parent specializes in multi-family developments and its principals have developed apartment communities throughout four southeastern states. The Woodfield Parent will serve as developer of the Project and will coordinate and supervise the management and administration of the development and construction of the Project. The Woodfield Parent and its principals are responsible for any cost overruns beyond the approved budget for the Project and the Woodfield Parent is also providing a one year construction warranty for the Project.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on form 8-K is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

We issued a press release describing the transaction covered by this report, a copy of which is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated May 23, 2011.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe,” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2011	CNL MACQUARIE GLOBAL GROWTH TRUST, INC.

	By:	/s/ Robert A. Bourne
	Name:	Robert A. Bourne
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 23, 2011.